Exhibit 10.1

Shavertown, Luzerne County, PA (196 N. Main St.) Property Code: 104937

PURCHASE CONTRACT

(the “Contract”)

FNCB Bank, a Pennsylvania financial institution, as Buyer, hereby offers to purchase and Branch Banking and Trust Company, a North Carolina banking corporation and successor in interest to First Federal Bank, as Seller, upon acceptance of said offer, agrees to sell and convey, all of that plot, piece or parcel of land described below, as and to the extent owned by Seller, together with all improvements located thereon and such fixtures and personal property as are listed below (collectively referred to as "the Property"), in AS-IS WHERE-IS condition, upon the following terms and conditions:

1.  REAL PROPERTY: Located in the City of Shavertown, County of Luzerne, and Commonwealth of Pennsylvania, being known as and more particularly described as:

Street Address: 196 North Main Street, Shavertown, Pennsylvania; Luzerne County Map E8S7 Block 003 Lots: 001, 01A, 01B, & 002.

Legal Description: See Exhibit A attached hereto and incorporated by this reference herein

2.  FIXTURES: The following items, if any, are included in the Purchase Price (as hereafter defined) free of liens: any built-in appliances, light fixtures, ceiling fans, attached floor coverings, blinds and shades including window hardware, window and door screens, storm windows, combination doors, awnings, burglar/fire/smoke alarms, outdoor plants and trees, wall and/or door mirrors; and the following items or equipment, if any, attached or affixed to the Property on the date of this Contract: teller counter/cages with under counter steel, poured-in-vault and vault door, night drop, drive-thru deal drawer and any remote drive-thru tubes and pole signage, but specifically excluding any (a) proprietary bank systems and equipment (including DLU box), (b) BB&T proprietary signs and panels, and (c) automatic teller machines (“ATM”) and any related equipment necessary to operate and/or protect said ATM.

3.  PERSONAL PROPERTY: That certain personal property, if any, owned by Seller and located at the Property and remaining at the Property on the date of Closing.

4.  PURCHASE PRICE: The purchase price is Seven Hundred Fifty Thousand and No/100 ($750,000.00) Dollars (the "Purchase Price") and shall be paid as follows:

(a) Fifty Thousand and No/100 ($50,000.00) Dollars, EARNEST MONEY DEPOSIT by certified check or wire, to be deposited with the Escrow Agent (as hereafter defined) upon Buyer’s execution of this Contract and held in escrow by Angela Wevodau of Bankers Settlement Services, 6310 Allentown Boulevard, Suite 101, Harrisburg, Pennsylvania 17112 (the "Escrow Agent") in a non-interest bearing, federally insured account, until the sale is closed, at which time it will be refunded to Buyer or paid directly to the Settlement Agent (as hereafter defined) at Closing (as hereafter defined) to be applied to the Purchase Price, or until this Contract is otherwise terminated. In the event: (i) this offer is not accepted; or (ii) any of the conditions hereto are not satisfied, then the Earnest Money Deposit shall be returned to Buyer in accordance with the terms of this Contract. In the event of breach of this Contract by Seller, Buyer shall have the right, as its sole and exclusive remedy for such breach, to (x) terminate this Contract and obtain a return of the Earnest Money Deposit, provided that Buyer is not then in default under this Contract, or (y) initiate and prosecute an action for specific performance of this Contract. In no event will Buyer be entitled to damages, actual or consequential. In the event this offer is accepted and Buyer breaches this Contract, then the Earnest Money Deposit shall be paid to Seller as agreed and liquidated damages.

In the event of a dispute between Seller and Buyer over the return or forfeiture of the Earnest Money Deposit, the Escrow Agent shall retain said Earnest Money Deposit in the escrow account until a written release from the parties consenting to its disposition has been obtained or until disbursement is ordered by a court of competent jurisdiction.

(b) ADDITIONAL EARNEST MONEY DEPOSIT. Intentionally deleted.

(c) Seven Hundred Thousand and No/100 ($700,000.00), Dollars - BALANCE of the Purchase Price to be paid by wire transfer in accordance with instructions provided by Seller, at Closing subject to credits and offsets as provided in this Contract.

Shavertown, Luzerne County, PA (196 N. Main St.) Property Code: 104937

5.  CONDITIONS: Buyer’s obligation to close is contingent upon satisfaction or waiver of the following conditions:

(a) There must be no restrictions, easements, zoning or other governmental regulations that would prevent the reasonable use of the real property for commercial or office uses, which uses shall be confirmed by Buyer prior to expiration of the Study Period (as hereafter defined) and such condition is waived thereafter.

(b) The Property must be in substantially the same or better condition at Closing as on the date Seller executes this Contract, reasonable wear and tear excepted.

(c) All deeds of trust, liens and other charges against the Property, not assumed by Buyer, must be paid and satisfied by Seller prior to or at Closing such that cancellation may be promptly obtained following Closing. Seller shall remain obligated to obtain any such cancellations following Closing.

(d) Title shall be delivered at Closing by SPECIAL WARRANTY DEED (for the period of time from and after the effective date of the merger between Branch Banking and Trust Company and National Penn Bank) and by the legal description by which Seller or its predecessor acquired title (subject to any off conveyances), unless otherwise stated herein, and will be conveyed free of all encumbrances except: ad valorem property taxes for the current and subsequent years (prorated through the date of Closing), the operation and effect of all instruments and matters shown in the public records for Luzerne County, Pennsylvania, including without limitation, easements, rights of way, restrictions and conditions of record, matters visible from an inspection of the Property or reflected on an accurate survey of the Property, any local, county, state, or federal laws, ordinances or regulations relating to zoning, environment, subdivision, occupancy, use, construction or development of the subject property, including existing violations of said laws, ordinances or regulations (the “Permitted Encumbrances”). The Property must have legal access to a public right of way.

(e) Buyer acknowledges that Seller may decide to structure the disposition of the Property as a tax-free exchange pursuant to Internal Revenue Code §1031, and agrees to cooperate with Seller, at Seller’s sole cost and expense, in connection with such exchange.

(f) Buyer shall have received all necessary regulatory approvals from federal or state agencies for the operation of a branch bank on the Property prior to the expiration of the Study Period, provided that Buyer shall promptly apply for such approvals within five (5) business days from the Effective Date and shall diligently and with good faith make all reasonable efforts to secure such regulatory approvals.

6.  STUDY PERIOD: Seller hereby grants to Buyer and Buyer’s agents, employees, engineers, contractors, and surveyors the right to enter the Property upon reasonable notice to Seller, at any reasonable time for purposes of performing tests, investigations, surveys and studies all to be performed at the sole expense of Buyer in accordance with the following conditions:

(a) Buyer shall not undertake any intrusive or invasive testing without Seller’s prior written consent. Buyer shall not be permitted to meet with any governmental authorities in relation to the Property without providing prior notice to Seller and affording Seller the opportunity to participate in any such meeting, as Seller may deem necessary, in Seller’s sole discretion.

(b) In the event of any damage to the Property by Buyer’s agents, employees, engineers, contractors or surveyors, Buyer shall restore the Property to the condition that existed prior to such damage. Buyer hereby indemnifies, defends and holds harmless Seller from and against any and all claims, damages, expenses, liens and liabilities (including, without limitation, reasonable attorneys’ fees and court costs) arising, directly or indirectly, from any damage to persons and/or property and Buyer shall repair any damage to the Property, resulting from or relating to, Buyer’s exercise of its right of entry and inspection pursuant to this Contract or otherwise. This indemnity shall survive the termination of this Contract.

(c) Prior to entry onto the Property and throughout the course of investigations and studies conducted on the Property, Buyer and Buyer’s agents and inspectors conducting such studies, shall obtain and maintain comprehensive general liability insurance covering Buyer, Buyer’s agents, or Buyer’s inspectors, entry on the Property and inspections thereof, which insurance shall be in an amount equal to One Million Dollars ($1,000,000.00) for any one occurrence or accident with an aggregate of Two Million Dollars ($2,000,000.00), and shall name Seller as an additional insured thereunder. Buyer shall, if and when requested by Seller, provide Seller with a copy of its certificate of insurance evidencing such insurance.

Shavertown, Luzerne County, PA (196 N. Main St.) Property Code: 104937

(d) Buyer shall have until 5:00 pm EST on the day that is Forty-Five (45) days from the Effective Date, hereafter defined (the “Study Period”) to determine that (i) the Property is suitable for Buyer’s proposed use and (ii) Buyer is satisfied with the condition of the Property (collectively “Buyer’s Requirements”). If the Property fails to meet Buyer’s Requirements, in Buyer’s sole discretion, and Buyer delivers to Seller written notice of such failure and specific termination of the Contract prior to expiration of the Study Period, then, Buyer’s Earnest Money Deposit will be returned to the Buyer and this Contract shall thereby be terminated and neither party shall have any further rights or liabilities under this Contract except as specifically provided herein. If Buyer does not terminate this Contract by specific written notice to Seller prior to expiration of the Study Period, then, in that event, (aa) Buyer’s Requirements shall be deemed to be satisfied or waived, (bb) Buyer shall pay the Additional Earnest Money Deposit in accordance with Section 4(b) of this Contract, if applicable, (cc) this Contract shall remain in full force and effect, and (dd) the Earnest Money Deposit shall be non-refundable except in the event the Closing does not occur because of Seller’s default. Notwithstanding anything contained herein to the contrary, Seller shall have the opportunity, but not the obligation, to be present at any testing or inspection of the Property conducted by Buyer or its agents prior to Closing, and a right, but not the obligation, to review all results of same.

(e) Prior to Closing, Buyer will, pursuant to the terms hereof, have made such examination of the Property and all matters relating to this transaction as Buyer deems necessary. In entering into this Contract, Buyer has not been induced by and has not relied upon any representation, warranty or statement, whether express or implied, made by Seller or any agent, employee, or other representative of Seller, or by any broker or any other person representing or purporting to represent Seller. At Closing, if requested by Seller, Buyer shall reaffirm the acknowledgments made in this section on a form acceptable to Seller, in its sole discretion, and notwithstanding any such reaffirmation or acknowledgment made in writing, Buyer’s acceptance of the Deed shall be deemed conclusive evidence of Buyer’s reaffirmation of the representations made in this section, along with all other representations and warranties made by Buyer herein, all of which shall be deemed to have survived Closing.

(f) Buyer and Seller agree and acknowledge that nothing contained in this Contract shall be deemed an authorization of Buyer to act as agent of Seller in connection with the Property. Buyer and its agents and employees and other authorized designees may not contract, orally or in writing, for any services of any person that could give rise to a lien under applicable law, whether statutory or equitable, upon the Property or any portion thereof, without prior written consent of Seller separate and apart from this Contract. Buyer is hereby obligated to inform all parties performing services or materials for or on account of Buyer in connection with the exercise of its rights under this Contract that such parties shall not be permitted to file any notice of claim of lien or lien action against the Property or any portion thereof. If requested by Seller, Buyer shall procure at Buyer’s sole cost and expense, a lien waiver, in form and substance acceptable to Seller, in Seller’s sole discretion, from any party performing services or providing materials for Buyer in connection with exercising its rights under this Contract.

(g) Buyer will provide Seller, or any third party identified by Seller, with full and complete copies of any Phase I environmental report or any data and reports generated from samples collected from the Property (collectively, the “Investigation Reports”), only if so requested in writing by Seller.  Except as provided herein, Buyer shall not disclose the Investigation Reports to any third party, without written approval by Seller, unless disclosure is required of Buyer by applicable laws or regulations (in which event Buyer shall immediately provide notice to Seller of same).  Buyer may disclose the Investigation Reports to Buyer’s attorney or environmental consultant who are advising Buyer on the purchase of the Property, provided that they agree in writing to comply with the non-disclosure requirements of this provision.  In the event Buyer acquires the Property from Seller, this provision shall no longer be applicable.

Shavertown, Luzerne County, PA (196 N. Main St.) Property Code: 104937

7.  PRORATIONS AND ADJUSTMENTS: Unless otherwise provided, the following items shall be prorated and either adjusted between the parties or paid at Closing: (a) Ad valorem taxes on real property shall be prorated on a calendar year basis through the date of Closing; (b) Ad valorem taxes on personal property for the entire year shall be paid by the Seller unless the personal property is conveyed to the Buyer, in which case, the personal property taxes shall be prorated on a calendar year basis through the date of Closing; (c) Rents, if any, for the Property shall be prorated through the date of Closing; and (d) Any assessments or fees payable to an owner’s association, prorated on a calendar year basis through the date of Closing.

8.  CLOSING EXPENSES: Seller shall pay Buyer’s counsel up to One Hundred and Fifty and NO/100 ($150.00) Dollars for the preparation of the Special Warranty Deed, such deed to substantially conform to the provisions of the deed attached hereto as Exhibit B (modified to conform to the requirements of the Commonwealth of Pennsylvania) and incorporated by this reference herein. Seller shall provide and pay for all other documents necessary to perform Seller's obligations under this Contract, and its attorney’s fees. Buyer shall pay for (a) recording the Deed and for preparation and recording of all instruments required to secure the balance of the Purchase Price unpaid at Closing, (b) all recordation fees and transfer taxes which may arise any assignment of this Contract by Buyer, (c) its attorney’s fees, (d) all costs of a title examination, a title report, a title commitment and one or more title insurance policies, and (e) all other Closing costs, including without limitation, fees to the Escrow Agent, fees to the Settlement Agent and costs of all studies conducted pursuant to Section 6 of this Contract. Buyer and Seller hereby agree to each pay for one-half of the two percent (2%) transfer tax.

9. EVIDENCE OF TITLE: Seller makes no representations or warranties regarding the accuracy of the legal description(s) attached hereto as Exhibit A. Seller agrees to use reasonable efforts to deliver to Buyer as soon as reasonably possible after the Seller’s execution of this Contract, copies of all title information acquired by Seller or its predecessor in title, which is in possession of the Real Estate Services division of Seller located in Winston-Salem, North Carolina, if any, including, but not limited to: title insurance policies, surveys, covenants and deeds and any other documents or information related to the Property except for proprietary information such as test fits and appraisals obtained by Seller. The Buyer shall have until the expiration of the Study Period (the “Title Objection Deadline”) to review the condition of title and the Permitted Encumbrances. In the event Buyer, in its sole discretion, finds any of the conditions of title or the Permitted Encumbrances unacceptable to Buyer, Buyer shall give written notice to Seller of the specific conditions of title and the Permitted Encumbrances, if any, which are unacceptable to Buyer (the “Title Objections”) prior to the expiration of the Title Objection Deadline. Seller shall have ten (10) business days after receipt of notice of any Title Objections to notify Buyer whether it will remedy (but Seller has no obligation to remedy) or is unable or unwilling to remedy Buyer’s concerns about the Title Objections. If Seller is unwilling or unable to remedy or satisfy Buyer with respect to such Title Objections, Buyer shall have the option of Closing, subject to such Title Objections (but without any reduction in the Purchase Price), or terminating all of Buyer’s rights and obligations under this Contract, which election shall be made by Buyer by written notice to Seller given within five (5) days following the date of expiration of said ten (10) business day period. In the event Buyer so terminates this Contract, the Earnest Money Deposit shall be returned to Buyer, and neither Buyer nor Seller shall have any rights or obligations under this Contract except for those obligations expressly surviving termination of this Contract. It is the express understanding and agreement of the parties that Seller has not made, does not make, and hereby disclaims any and all representations regarding the title to the Property, except as otherwise specifically provided in this Contract.

10. LABOR AND MATERIAL: To the extent required by the Buyer’s title insurance company, Seller shall furnish at Closing an affidavit and indemnification agreement showing that all labor and materials for or on account of Seller, if any, furnished to the Property within 180 days prior to Closing have been paid for and agreeing to indemnify the Buyer’s title company in the form of the Owner’s Affidavit attached hereto as Exhibit C and incorporated by this reference herein. Seller shall not execute any other affidavits or statements of representations or warranties unless otherwise specifically provided in this Contract.

Shavertown, Luzerne County, PA (196 N. Main St.) Property Code: 104937

11. CONDITION:

(a) It is the express understanding and agreement of Seller and Buyer that the Property and all improvements are transferred and conveyed “as is” and "with all faults" and Seller has not made, does not make, and hereby disclaims any and all representations, warranties, promises, covenants, agreements or guaranties of any kind or character whatsoever, whether express or implied, oral or written, past, present or future, of as to, concerning or with respect to (i) the value, nature, quality or condition of the Property; (ii) the income to be derived from the Property; (iii) the suitability of the Property for any and all activities and uses which Buyer may conduct thereon; (iv) the compliance of or by the Property or its operation with any laws, rules, ordinances or regulations of any applicable governmental authority or body; (v) the habitability, merchantability, marketability, profitability or fitness for a particular purpose of the Property; (vi) the manner or quality of the construction or materials, if any, incorporated into the Property, or (vii) any other matter with respect to the Property, and specifically, that Seller has not made, does not make and specifically disclaims any representations regarding compliance with any environmental protection, pollution or land use, laws, rules, regulations, orders or requirements, including the disposal or existence, in or on the Property, of any hazardous materials as defined by local, state or federal agencies, laws and regulations relating to hazardous substances, toxic wastes and underground storage tanks. Buyer acknowledges that no such representations or warranties, express or implied, have been made, except for the warranty of title expressly set forth in this Contract. The terms and covenants of this Section shall be included in the Special Warranty Deed and shall survive the Closing and the delivery of the Special Warranty Deed and any other instruments of transfer or any termination of this Contract.

(b) Acceptance: CLOSING SHALL CONSTITUTE ACCEPTANCE OF EACH OF THE SYSTEMS AND OTHER COMPONENTS OF THE PROPERTY IN ITS THEN EXISTING CONDITION UNLESS PROVISION IS OTHERWISE MADE IN WRITING AND SIGNED BY BOTH PARTIES. BUYER ACKNOWLEDGES AND AGREES THAT TO THE FULLEST EXTENT PERMITTED BY LAW, THE SALE OF THE PROPERTY AS PROVIDED FOR HEREIN IS MADE ON AN “AS IS, WHERE IS” CONDITION AND BASIS WITH ALL FAULTS. IT IS UNDERSTOOD AND AGREED THAT THE PURCHASE PRICE HAS BEEN ADJUSTED BY PRIOR NEGOTIATION TO REFLECT THAT ALL OF THE PROPERTY IS SOLD BY SELLER AND PURCHASED BY BUYER SUBJECT TO THE FOREGOING AS WELL AS THE PERMITTED EXCEPTIONS. THE PROVISIONS OF THIS SECTION 11 SHALL SURVIVE CLOSING.

BUYER’S INITIALS ________ ________

12. REASONABLE ACCESS: Upon reasonable notice, Seller will provide reasonable access to Buyer or Buyer's representatives for the purposes of appraisal, inspection, and/or evaluation in accordance with Section 6 hereof.

13. CLOSING: Closing shall be defined as the date and time of recording of the Special Warranty Deed (the “Closing”). Closing on the purchase and sale of the Property shall be held at the office of a mutually acceptable title insurance company or settlement agent (the "Settlement Agent"), but Closing shall not necessarily require a meeting of the parties or their representatives but may instead be conducted by delivery of documents to the Settlement Agent. Closing shall take place on or before the later of (i) June 14, 2018, or (ii) the date that is fourteen (14) days after the date that the Seller’s branch bank operating on the Property closes. On the date of the Closing, the Escrow Agent shall deliver the Earnest Money Deposit to the Settlement Agent or to the Buyer in accordance with the terms of this Contract, the instructions of the Settlement Agent or the agreement of the parties. TIME IS OF THE ESSENCE.

The Special Warranty Deed is to be made to Buyer.

14. POSSESSION: Unless otherwise provided herein, possession of the Property shall be delivered at Closing. Notwithstanding the foregoing, Seller, or its agents, shall be permitted access to the Property for up to fourteen (14) days following Closing for purposes of obtaining final readings of utilities and ensuring the transfer of utilities to Buyer. Further, Buyer acknowledges and agrees that in the event Seller’s broker is unable to provide a key to any improvements on the Property at Closing, Buyer will be responsible for changing the locks and obtaining a new key thereto at Buyer’s sole cost and expense.

Shavertown, Luzerne County, PA (196 N. Main St.) Property Code: 104937

15. BROKERAGE: Buyer and Seller represent and warrant to each other that no brokers’ or real estate commissions will be due as a result of the sale of the Property from their respective actions other than a Management Fee of Ten Thousand and No/100 Dollars ($10,000.00) payable to Triad Commercial Properties, 121-D Reynolda Village, Winston-Salem, North Carolina 27106, which shall be payable by Seller at and only in the event of Closing. Except with respect to such commissions paid to such brokers, Buyer and Seller each agree to indemnify, defend and hold the other party harmless from and against any and all claims, damages or liability (including reasonable attorneys’ fees) resulting from or relating to their or its breach of the foregoing representation. The terms and covenants of this Section 15 shall survive the Closing.

16. NOTICES. All notices required or permitted hereunder shall be given to the parties by certified mail, return receipt requested, or by overnight commercial courier to the addresses shown below:

TO SELLER:	Branch Banking and Trust Company
101 North Cherry Street, Floor 4
Winston-Salem, NC 27101
Attention: Eugenia R. Wade
Senior Vice President

With a copy to:	Bell, Davis & Pitt, P.A.
100 North Cherry Street, Suite 600
(which shall not	Winston-Salem, NC 27101
constitute notice)	Attention: Leigh C. Bagley

TO BUYER:	FNCB Bank
200 South Blakely Street
Dunmore, PA 18512
Attention: Thomas Lunney
Vice President

Said notice shall be deemed given in the case of certified mail or overnight courier on the date following the date the same were mailed or placed in the hands of such courier for delivery. The refusal to accept delivery shall constitute receipt.

17. RISK OF LOSS: The risk of loss or damage by fire or other casualty prior to Closing shall be upon Seller. If the improvements on the Property are destroyed or materially damaged prior to Closing, Buyer may terminate this Contract by written notice delivered to Seller and the Earnest Money Deposit shall be returned to Buyer. In the event Buyer does not elect to terminate this Contract, Buyer shall be entitled to receive, in addition to the Property, any of the Seller's insurance proceeds, by assignment at Closing of any policies of insurance held by Seller, to the extent any such proceeds are available and payable on account of the damage or destruction applicable to the Property being purchased, without any reduction in the Purchase Price. Notwithstanding any provision in this Contract to the contrary, Buyer acknowledges and agrees that Seller is or may be self-insured and maintains a high deductible which may be in excess of the Purchase Price and, as a consequence, no insurance may be in place or available with respect to the Property.

18. BUYER’S REPRESENTATIONS AND WARRANTIES. Buyer makes the following representations and warranties to Seller, each and all of which shall be true and correct as of the date Buyer executes this Contract and as of the Closing date:

(a) That Buyer is familiar with the source of funds for the Purchase Price of the Property and represents that, to the best of its knowledge after due inquiry and investigation, all such funds derived from legitimate business activities within the United States of America and/or from loans from a banking or financial institution chartered or organized within the United States of America. Buyer shall provide to Seller any and all documents, certifications or other evidence, as may be requested from time to time by Seller in its sole discretion, confirming the source of funds for the Purchase Price (and that such funds derived from legitimate business activities).

Shavertown, Luzerne County, PA (196 N. Main St.) Property Code: 104937

(b) That neither Buyer (nor any of the Buyer Affiliates, as hereinafter defined) is subject to sanctions of the United States of America or in violation of any federal, state, municipal or local laws, statutes, codes, ordinances, orders, decrees, rules or regulations (“Laws”) relating to terrorism or money laundering, including, without limitation, Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001 (the “Executive Order”) and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56, the “Patriot Act”). As used herein, the term “Buyer Affiliate” shall mean any member, shareholder or partner or related entity or affiliate of Buyer at any level. Neither Buyer nor any Buyer Affiliate is a “Prohibited Person,” which term is defined as follows:

i.       a person or entity that is listed in the Annex to, or is otherwise subject to the provisions of, the Executive Order;

ii.      a person or entity owned or controlled by, or acting for or on behalf of, any person or entity that is listed in the Annex to, or is otherwise subject to the provisions of, the Executive Order;

iii.    a person or entity with whom Seller is prohibited from dealing or otherwise engaging in any transaction by any terrorism or anti-money laundering Law, including the Executive Order and the Patriot Act;

iv.     a person or entity who commits, threatens or conspires to commit or supports “terrorism” as defined in the Executive Order; or

v.      a person or entity that is named as a “specially designated national and blocked person” on the most current list published by the U.S. Treasury Department Office of Foreign Asset Control at its official website, http://www.treas.gov/ofac/tllsdn.pdf or any replacement website or other replacement official publication of such list.

(c) That neither Buyer nor any Buyer Affiliate is (i) conducting any business or engaging in making or receiving any contribution of funds, goods or services to or for the benefit of any Prohibited Person, (ii) dealing in, or otherwise engaging in, any transaction relating to any property or interest in property blocked pursuant to the Executive Order, or (iii) engaging in or conspiring to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempting to violate, any of the prohibitions set forth in the Executive Order or the Patriot Act, as of the date of this Contract.

(d) That Buyer shall deliver to Seller any certification or other evidence requested from time to time by Seller, in its sole discretion, confirming Buyer’s compliance with the provisions of Subsections (b) and (c) of this Section 18.

The Buyer’s representations and warranties set forth in Subsections (a), (b), (c) and (d) of this Section 18 shall survive the date of the Closing or termination of this Contract. Buyer’s representations and warranties contained herein must be true and correct through the date of the Closing, and Buyer’s failure to notify Seller prior to the date of the Closing of any inaccuracies shall be a default by Buyer under this Contract. In the event that Seller determines that any representation or warranty in this Section 18 is not true and correct, Seller shall have the right to immediately terminate.

19. ASSIGNMENTS: This Contract may not be assigned without the prior written consent of Seller, and, if such consent is obtained and the Contract is assigned, then this Contract shall (a) be binding on the assignee and his or its assigns, heirs and successors, and (b) remain the obligation of Buyer until Closing has occurred.

20. PARTIES: This Contract shall be binding upon and shall inure to the benefit of the Buyer and Seller and their heirs, successors and permitted assigns. As used herein, words in the singular include the plural and the masculine includes the feminine and neuter genders, as appropriate.

Shavertown, Luzerne County, PA (196 N. Main St.) Property Code: 104937

21. SURVIVAL: Covenants and agreements contained in this Contract shall be merged in the Special Warranty Deed at Closing and shall not survive the Closing, except that the obligations and/or disclaimers of the parties set forth in Sections 6, 9, 11, 15 and 18 shall survive the Closing indefinitely.

22. ENTIRE AGREEMENT: This Contract contains the entire agreement of the parties and there are no representations, inducements or other provisions other than those expressed herein. Without limiting the generality of the foregoing, Seller shall not be bound by, nor liable for, any warranties or other representations made by any other person, partnership, corporation or other entity unless such representations are set forth in a written instrument duly executed by Seller. All changes, additions or deletions hereto must be in writing and signed by all parties. Nothing contained herein shall alter any agreement between a broker and Seller or Buyer as contained in any listing agreement, buyer agency agreement, or any other agency agreement between them. If any provision of this Contract shall be in violation of any applicable law, or unenforceable for any reason, the invalidity or unenforceability of such provision shall not invalidate or render unenforceable any other provision hereof. No waiver of any of the provisions of this Contract shall be valid unless the same is in writing and is signed by the party against whom it is sought to be enforced. The waiver by one party of the performance of any covenant or condition herein shall not invalidate this Contract, nor shall it be considered to be a waiver by such party of any other covenant or condition herein.

23. EXECUTION: This offer shall become a binding Contract when signed by both Buyer and Seller, the latter date of which shall be the “Effective Date”. This Contract is executed under seal and may be executed in two or more counterpart copies, all of which together constitute one and the same instrument and the parties adopt the word "SEAL" beside their signatures below. Delivery of executed copies of this Contract by facsimile or e-mail transmission to the other party hereto shall constitute good and valid execution and delivery by the parties hereto for all purposes.

24. AUTHORITY: Buyer and Seller represent and warrant to each other that each has full authority to execute this Contract and that the joinder, consent or approval of any person or entity to this Contract or with respect to the Buyer or Seller’s execution of this Contract is not required. If more than one person or entity executes this Contract as the Buyer, then all such persons and entities shall be jointly and severally liable hereunder for all obligations, covenants and agreements of Buyer.

25. DEFINITION OF “BUSINESS DAY”. For purposes of this Contract, the term “business day” as used herein shall mean all days of the week except Saturday, Sunday and any other days which are declared federal bank holidays in the Commonwealth of Pennsylvania. If any period of time ends, or if any act required to be performed, on a day other than a business day, then the applicable period of time shall be deemed to expire, or the date required for the performance for the appropriate obligation shall be deemed to be extended, on the next business day following the applicable date of performance.

26. GOVERNING LAW. This Contract shall be interpreted and construed under the laws of the jurisdiction in which the Property is located.

27. ATTORNEY’S FEES. In any litigation or other legal proceeding which may arise between or among any of (a) Seller, (b) Buyer, and (c) any broker claiming a commission for the sale of the Property, the prevailing party shall be entitled to recover its costs, including reasonable attorneys’ fees, in addition to any other relief to which such party may be entitled.

28. INDEPENDENT COUNSEL. Each party acknowledges that it has had the opportunity to have this Contract and the transaction contemplated hereby, reviewed by independent legal counsel of such party’s choice, and each party acknowledges that it is entering into this Contract as its free and voluntary act. No provision of this Contract shall be construed against or interpreted to the disadvantage of any party by any court or other governmental or judicial authority by reason of such party’s having or being deemed to have prepared or imposed such provision.

29. RECORDATION. Neither this Contract nor any memorandum or other summary of this Contract shall be placed of record under any circumstances except with the prior written consent of Seller, which consent may be withheld at Seller’s sole discretion.

Shavertown, Luzerne County, PA (196 N. Main St.) Property Code: 104937

30. NO JOINT VENTURE OR PARTNERSHIP. This Contract is not intended nor shall it be construed to create a joint venture or partnership between the parties and neither party shall constitute the agent of the other for any purpose.

31. WAIVER OF JURY TRIAL. SELLER AND BUYER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT EITHER MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS CONTRACT AND ANY AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTION OF EITHER PARTY IN CONNECTION WITH THE SUBJECT MATTER OF THIS CONTRACT. THIS PROVISION IS A MATERIAL INDUCEMENT FOR SELLER AND BUYER ENTERING INTO THIS CONTRACT.

32. DEED RESTRICTION. Buyer acknowledges and agrees that the Property shall be conveyed subject to a deed restriction that provides the owner of the Property shall not operate, sell, lease or allow the operation, sale or lease of the Property as or for a Banking Use for a period of six (6) months from the recording of the deed (the “Use Restriction”). For purposes of the Use Restriction, a Banking Use shall mean a state and/or national bank, national savings bank, national branch banking facility, federally insured credit union, automated teller machine associated with the foregoing (“ATM”), and/or federally chartered savings and loan institution.  The Use Restriction shall run with and bind title to the Property for such six (6) month period and Buyer shall incorporate the Use Restriction by reference in any conveyance or leasehold estate of all or any portion of the Property.

33. OTHER PROVISIONS AND CONDITIONS: None.

[Signature Pages Follow]

Shavertown, Luzerne County, PA (196 N. Main St.) Property Code: 104937

Buyer acknowledges having made an on-site personal examination of the Property prior to the making of this offer.

Buyer: FNCB BANK, a Pennsylvania Financial Institution By: (SEAL) Name: Title: Date:

[Seller Signature Page Follows]

Shavertown, Luzerne County, PA (196 N. Main St.) Property Code: 104937

Seller: BRANCH BANKING AND TRUST COMPANY, a North Carolina banking corporation and successor in interest to First Federal Bank By: (SEAL) Daniel H. Flye, Jr., Senior Vice President Date:

Shavertown, Luzerne County, PA (196 N. Main St.) Property Code: 104937

EXHIBIT A

(Legal Description)

CORPORATE DEED

***Made the** 27th day of February, in the year of our Lord Two Thousand One (2001)*

Between ***ST. PAUL'S EVANGELICAL LUTHERAN CHURCH OF SHAVERTOWN, PENNA.**, a Pennsylvania non-profit corporation,*

GRANTOR,

and

***FIRST FEDERAL BANK**, a federally chartered stock savings bank, with offices at 12 East Broad Street, Hazleton, Pennsylvania,*

GRANTEE,

***Witnesseth**, That the said Grantor, for and in consideration of the sum of Five Hundred Fifty-Eight Thousand Five Hundred and 00/00 ($558,500.00) Dollars lawful money of the United States of America, unto it well and truly paid by the said Grantee, at and before the sealing and delivery of these presents, the receipt whereof is hereby acknowledged, has granted, bargained, sold, aliened, enfeoffed, released and confirmed, and by these presents does hereby grant, bargain, sell, alien, enfeoff, release and confirm unto the said Grantee, its successors and assigns,*

PARCEL I:

***ALL** that certain lot, piece of land situate, lying and being in the Township of Kingston, County of Luzerne and Commonwealth of Pennsylvania in the Village of Shavertown, bounded and described as follows, to-wit:*

***BEGINNING** at a corner on the westerly side of the road (County Road) one hundred eighteen (118) feet northerly from Railroad Street;*

***THENCE** westerly along Lot No. 64, one hundred sixty and nine tenths (160.9) feet to the Wilkes-Barre, Dallas and Harvey's Lake Railroad;*

***THENCE** along said Railroad northerly fifty-seven and five tenths (57.5) feet to Lot No. 62;*

***THENCE** along Lot No. 62 easterly one hundred sixty-one (161) feet to the County Road;*

AND THENCE** along said County Road South 12 degrees 55 minutes East, fifty-eight (58) feet to the place of **BEGINNING.

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Shavertown, Luzerne County, PA (196 N. Main St.) Property Code: 104937

***BEING** Lot No. 63 on the Ferguson plot.*

PARCEL II:

***ALL** that lot and piece of land in Kingston Township, Luzerne County, Pennsylvania,*

***BEGINNING** at a corner on the westerly side of the County Road 60 feet North of Railroad Avenue;*

***THENCE** in a westerly direction along Lot No. 65, 160.9 feet to the right of way of Wilkes-Barre, Dallas and Harvey's Lake Railroad;*

***THENCE** northerly along said railroad right of way, 57½ feet to a corner;*

***THENCE** easterly along Lot No. 63, 161 feet to the County Road;*

THENCE** South 12 degrees 55 minutes East, along the Country Road, 58 feet to the place of **BEGINNING.

***BEING** Lot No. 64 on the Ferguson Plot as recorded in Map Book No. 1, page 394.*

PARCEL III:

***ALL** that certain lot or parcel of land situate in the Township of Kingston, Luzerne County, Pennsylvania, bounded and described as follows:*

***BEGINNING** at a corner in the west side of the public road to Wilkes-Barre where the North line of Railroad Avenue intersects the same;*

***THENCE** along said Railroad Avenue South 70 degrees 50 minutes West one hundred sixty-one and eight tenths (161.8) feet to a corner in the East line of the right of way of the Wilkes-Barre and Harvey's Lake Railroad;*

***THENCE** along the same North 16 degrees 40 minutes West seventy-seven (77) feet to a post corner;*

***THENCE** North 77 degrees 05 minutes East one hundred sixty and eight tenths (160.8) feet to a corner in the road aforesaid;*

THENCE** along said public road South 12 degrees 55 minutes East sixty (60) feet to the place of **BEGINNING.

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Book 3001 Page 31382

Shavertown, Luzerne County, PA (196 N. Main St.) Property Code: 104937

CONTAINING *10,994 square feet of land more or less.*

AND BEING *Lot No. 65 on plot of lots surveyed by Charles H. Cooke for the heirs of Theron Ferguson, deceased, map of which is recorded in Luzerne County in Map Book No. 1, page 394.*

PARCEL IV:

ALL *that piece or parcel of land situate in the Village of Shavertown, Kingston Township, Luzerne County, Pennsylvania, bounded and described as follows:*

BEGINNING *at a point where the easterly right of way line of the Wyoming Valley Public Service Company intersects the northerly side of Railroad Avenue, as shown on the Theron Ferguson plot of lots, said plot being recorded in the Recorder's Office of Luzerne County in Map Book 1, Page 394, said point being at the southwest corner of Lot No. 65 of said plot;*

THENCE *along the northerly side of said Railroad Avenue, South seventy-two degrees twenty-two minutes West (S.72 °22'W.) twenty-tree and five tenths (23.5) feet to an iron pin set for a corner in the easterly right of way line of the New State Highway leading from Kingston to Dallas and known as U.S. Route No. 309;*

THENCE *along the easterly right of land line of said Highway in a northwesterly direction, following a curve to the left radius 2894.93 feet 110.32 feet to a point where the easterly right of way line of the said Highway intersects the westerly right of way line of the aforesaid Wyoming Valley Public Service Company;*

THENCE *along the westerly right of way line of said Wyoming Valley Public Service Company North fifteen degrees thirty-one minutes West (N.15 °31'W.) twenty-eight and eighty-one one-hundredths feet(28.81) to a point in the extension, westerly, of the line between Lots Nos. 63 and 64, of the aforesaid plot of lots;*

THENCE *along said extension North seventy-eight degrees nine minutes East (N.78 °09'E.) forty and eight one-hundreds (40.08) feet to a point in the easterly right of way line of the aforesaid Wyoming Valley Public Service Company;*

THENCE *along said right of way line and being along the rear line of Lots Nos. 64 and 65 (land of the St. Paul's Evangelical Lutheran Church) South fifteen degrees thirty-one minutes East (S.15 °31'E.) one hundred thirty-four and five tenths (134.5) feet to the place of* ***BEGINNING.***

CONTAINING *four thousand six hundred three (4603) square feet, more or less, and being a part of the right of way conveyed to the Wilkes-Barre and Northern Railroad by Theron Ferguson by deed dated May 29, 1896, and recorded in the Recorder's Office of Luzerne County in Deed Book 367, Page 230.*

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Shavertown, Luzerne County, PA (196 N. Main St.) Property Code: 104937

BEING *all that part of the right of right of way of said Railroad lying westerly and abutting on the rear line of said Lots No. 64 and 65, owned by the St. Paul's Evangelical Lutheran Church and between the extensions, westerly, of the side lines of said Church lots.*

SUBJECT *to all conditions, covenants, restrictions, reservations, exceptions and easements as contained in the prior deeds in the chain of title.*

BEING *the same premises granted and conveyed unto the Grantor herein, by virtue of the following deeds:*

(1) Deed dated 19 December 1968 and recorded 19 December 1968 in Luzerne County Recorder of Deeds Office in Luzerne County Deed Book 1657, at page 1032.

(2) Deed dated 6 January 1928 and recorded 26 November 1941 in Luzerne County Recorder of Deeds Office in Luzerne County Deed Book 815, at page 75.

(3) Deed dated 5 March 1948 and recorded 6 March 1948 in Luzerne County Recorder of Deeds Office in Luzerne County Deed Book 974, at page 232.

(4) Deed dated 22 October 1945 and recorded 13 November 1945 in Luzerne County Recorder of Deeds Office in Luzerne County Deed Book 866, at page 424.

The Property Identification Numbers of the above described parcels are: Map E8S7, Block 003 and Lot 001, 01A, 01B and 002.

THIS DOCUMENT MAY NOT SELL, CONVEY, TRANSFER, INCLUDE OR INSURE THE TITLE TO THE COAL AND RIGHTS OF SUPPORT UNDERNEATH THE SURFACE LAND DESCRIBED OR REFERRED TO HEREIN, AND THE OWNER OR OWNERS OF SUCH COAL MAY HAVE THE COMPLETE LEGAL RIGHT TO REMOVE ALL OF SUCH COAL AND, IN THAT CONNECTION, DAMAGE MAY RESULT TO THE SURFACE OF THE LAND AND ANY HOUSE, BUILDING OR OTHER STRUCTURE ON OR IN SUCH LAND. THE INCLUSION OF THIS NOTICE DOES NOT ENLARGE, RESTRICT OR MODIFY ANY LEGAL RIGHTS OR ESTATES OTHERWISE CREATED, TRANSFERRED, EXCEPTED OR RESERVED BY THIS INSTRUMENT.

Together *with all and singular the ways, waters, water-courses, rights, liberties, privileges, hereditaments and appurtenances whatsoever thereunto belonging, or in any wise appertaining, and the reversions and remainders, rents, issues and profits thereof; and all the estate, right, title, interest, property, claim and demand whatsoever, of, in law, equity, or otherwise howsoever, of, in, and to the same and every part thereof,*

To have and to hold *the said improvements, hereditaments and premises hereby granted or mentioned and intended so to be, with the appurtenances, unto the said Grantee, its successors and assigns, to and for the only proper use and [illegible], forever,*

CERTIFIED PROPERTY IDENTIFICATION NUMBER

MUNICIPALITY Kingston Twp

PIN: Map E8S7 Block 3 Lot 1A-2

TRANSFER ________ DIVISION ________

Date 3-2-01 A. Kaind

Mapping Clerk

426851.1 Book 3001 Page 31384

Shavertown, Luzerne County, PA (196 N. Main St.) Property Code: 104937

AND *the said Grantor does by these presents, covenant, grant and agree, to and with the said Grantee, its successors and assigns, that it, the said Grantor, does hereby convey all and singular the hereditaments and premises herein above described and granted, or mentioned and intended so to be, with the appurtenances, unto the said Grantee, its successors and assigns, against it the said Grantor and against all and every other person or persons whomsoever lawfully claiming or to claim the same or any part thereof, shall and will Specially* ***WARRANT*** *and forever* ***DEFEND.***

IN WITNESS WHEREOF, *the said Grantor has caused these presents to be executed and its common or corporate seal hereto affixed.*

Signed, Sealed and Delivered
In the Presence of
Witnesses:

Attest:

ST. PAUL'S EVANGELICAL LUTHERAN CHURCH OF SHAVERTOWN, PENNA.,
Pennsylvania Non profit corporation

BY: ______________________ *(SEAL)*
Rev. Charles H. Grube, Pastor & President

Commonwealth of Pennsylvania

County of Luzerne

On this, the 27 day of February, 2001, before me, a notary public, the undersigned officer, personally appeared ***Rev. Charles H. Grube***, *who acknowledged himself to be the* ***Pastor & President*** *of* ***ST. PAUL'S EVANGELICAL LUTHERAN CHURCH OF SHAVERTOWN, PENNA.,*** *and that he, as such* ***Pastor & President,*** *being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the corporation by himself as* ***Pastor & President.***

IN WITNESS WHEREOF, *I have hereunto set my hand and official seal.*

NOTARY PUBLIC

NOTARIAL SEAL
Ardeth J. Dale Notary Public
Dallas Borough, Luzerne County
My Commission Expires Nov 25, 2002

I Hereby Certify *that the precise address of the Grantee herein is:*

12 East Broad Street

Hazleton, PA 18201

426855.1 Book 3001 Page 31385

Shavertown, Luzerne County, PA (196 N. Main St.) Property Code: 104937

Commonwealth of Pennsylvania :
: *ss.*
County of Luzerne :

***Recorded** in the Office for Recording of Deeds in and for Luzerne County*

in Deed Book No. *page* *Etc.*

***Witness** my hand and seal of Office this* *day of February Anno Domini 2001*

____
Recorder

RECORDER OF DEEDS
LUZERNE COUNTY
PENNSYLVANIA

INSTRUMENT NUMBER
5364853
RECORDED ON
Mar 06, 2001
12:56:34 PM
BOOK:3001
PAGE:31381
Total Pages: 7

LUZERNE COUNTY RECORDING FEE	$19.50
PA REALTY TAX	$5,585.00
PA WRIT TAX	$0.50
KINGSTON TOWNSHIP TAX	$2,792.50
DALLAS REALTY TAX	$2,792.50
LUZERNE COUNTY ARCHIVES FEE	$1.00
LUZERNE RECORDER'S ARCHIVES FEE	$1.00
TOTAL	$11,192.00

RECORDER OF DEEDS OF LUZERNE COUNTY PENNSYLVANIA

I hereby CERTIFY that this document is recorded in the Recorder of Deeds Office of Luzerne County, Pennsylvania.

Mary K. Dysleski
MARY K. DYSLESKI
RECORDER OF DEEDS

426855.1 Book 3001 Page 31386

Shavertown, Luzerne County, PA (196 N. Main St.) Property Code: 104937

CORPORATE DEED

ST. PAUL'S EVANGELICAL LUTHERAN CHURCH OF SHAVERTOWN, PENNA.,

GRANTOR

To

FIRST FEDERAL BANK,

GRANTEE

Dated: February 27, 2001

Book 3001 Page 31387

426855.1

Shavertown, Luzerne County, PA (196 N. Main St.) Property Code: 104937

EXHIBIT B

NORTH CAROLINA SPECIAL WARRANTY DEED

Excise Tax:

Parcel Identifier No.____________________ Verified by ______________ County on the ____ day of _________________, 20__

By: _____________________________________________________________________________________________________

________________________________________________________________________________________________________

Mail/Box to:

This instrument was prepared by: Leigh C. Bagley (No Title Search Requested or performed)

Brief description for the Index: _______________________________________________________________________________

THIS DEED made this ____ day of _______________, 20___, by and between

GRANTOR BRANCH BANKING AND TRUST COMPANY, a North Carolina banking corporation and successor in interest to P.O. Box 1220 Winston-Salem, NC 27102	GRANTEE

Enter in appropriate block for each Grantor and Grantee: name, mailing address, and, if appropriate, character of entity, e.g. corporation or partnership. _________________________________________________________________________________________________________

The designation Grantor and Grantee as used herein shall include said parties, their heirs, successors, and assigns, and shall include singular, plural, masculine, feminine or neuter as required by context.

Shavertown, Luzerne County, PA (196 N. Main St.) Property Code: 104937

WITNESSETH, that the Grantor, for a valuable consideration paid by the Grantee, the receipt of which is hereby acknowledged, has and by these presents does sell and convey unto the Grantee in fee simple, all that certain lot or parcel of land situated in the City of ________________, ______________ Township, ____________ County, North Carolina and more particularly described as follows:

See Exhibit “A” attached hereto and incorporated herein by reference (the “Property”).

BY ACCEPTANCE OF THIS DEED, GRANTEE ACKNOWLEDGES THAT GRANTOR HAS NOT MADE, DOES NOT MAKE, AND HEREBY DISCLAIMS ANY AND ALL REPRESENTATIONS, WARRANTIES, PROMISES, COVENANTS, AGREEMENTS OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, PAST, PRESENT OR FUTURE, OF, AS TO, CONCERNING OR WITH RESPECT TO (I) THE VALUE, NATURE, QUALITY OR CONDITION OF THE PROPERTY; (II) THE INCOME TO BE DERIVED FROM THE PROPERTY; (III) THE SUITABILITY OF THE PROPERTY FOR ANY AND ALL ACTIVITIES AND USES WHICH GRANTEE MAY CONDUCT THEREON; (IV) THE COMPLIANCE OF OR BY THE PROPERTY OR ITS OPERATION WITH ANY LAWS, RULES, ORDINANCES OR REGULATIONS OF ANY APPLICABLE GOVERNMENTAL AUTHORITY OR BODY; (V) THE HABITABILITY, MERCHANTABILITY, MARKETABILITY, PROFITABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE PROPERTY; (VI) THE MANNER OR QUALITY OF THE CONSTRUCTION OR MATERIALS, IF ANY, INCORPORATED INTO THE PROPERTY, OR (VII) ANY OTHER MATTER WITH RESPECT TO THE PROPERTY, AND SPECIFICALLY, THAT GRANTOR HAS NOT MADE, DOES NOT MAKE AND SPECIFICALLY DISCLAIMS ANY REPRESENTATIONS REGARDING COMPLIANCE WITH ANY ENVIRONMENTAL PROTECTION, POLLUTION OR LAND USE, LAWS, RULES, REGULATIONS, ORDERS OR REQUIREMENTS, INCLUDING THE DISPOSAL OR EXISTENCE, IN OR ON THE PROPERTY, OF ANY HAZARDOUS MATERIALS AS DEFINED BY LOCAL, STATE OR FEDERAL AGENCIES, LAWS AND REGULATIONS RELATING TO HAZARDOUS SUBSTANCES, TOXIC WASTES AND UNDERGROUND STORAGE TANKS. GRANTEE ACKNOWLEDGES THAT NO SUCH REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, HAVE BEEN MADE, EXCEPT FOR THE WARRANTY OF TITLE EXPRESSLY SET FORTH IN THIS DEED.

Grantee acknowledges and agrees that the Property is conveyed subject to the following use restriction: From the date of the recording of this Deed and continuing for a period of six (6) months, Grantee, its successors, assigns, tenants and all others with an interest in the Property shall not operate, sell, lease or allow the operation, sale or lease of the Property as or for a Banking Use (the “Use Restriction”). For purposes of the Use Restriction, a Banking Use shall mean a state and/or national bank, national or regional savings bank, national or regional branch banking facility, federally insured credit union, automated teller machine associated with the foregoing (“ATM”), and/or federally chartered savings and loan institution. The Use Restriction shall run with and bind title to the Property for such six (6) month period and the Grantee, its successors, assigns, tenants and all others with an interest in the Property shall incorporate the Use Restriction by reference in any conveyance or leasehold estate of all or any portion of the Property.

The Property was acquired by Grantor by instrument recorded in Book _____ page _____.

Shavertown, Luzerne County, PA (196 N. Main St.) Property Code: 104937

All or a portion of the Property herein conveyed ___ includes or ___ does not include the primary residence of a Grantor.

A map showing the Property is recorded in Plat Book _____ page _____.

TO HAVE AND TO HOLD the aforesaid lot or parcel of land and all privileges and appurtenances thereto belonging to the Grantee in fee simple.

And the Grantor covenants with the Grantee, that Grantor has done nothing to impair such title as Grantor received, and Grantor will warrant and defend the title against the lawful claims of all persons claiming by, under or through Grantor only, other than the following exceptions:

Ad valorem property taxes for the current and subsequent years (prorated through the date of Closing), easements, rights of way, restrictions and conditions of record and matters visible from an inspection of the Property or reflected on an accurate survey of the Property, any local, county, state, or federal laws, ordinances or regulations relating to zoning, environment, subdivision, occupancy, use, construction or development of the Property, including existing violations of said laws, ordinances or regulations

IN WITNESS WHEREOF, the Grantor has duly executed the foregoing as of the day and year first above written.

GRANTOR:

BRANCH BANKING AND TRUST COMPANY, a

North Carolina banking corporation and successor in

interest to _________________________________

By: _________________________________ (SEAL)

        Eugenia R. Wade, Senior Vice President

[NOTARY ON FOLLOWING PAGE]

Shavertown, Luzerne County, PA (196 N. Main St.) Property Code: 104937

__________________________________________________________________________________________

State of North Carolina - County of Forsyth

I, the undersigned Notary Public of the County of Forsyth and State aforesaid, certify that __________________________ personally came before me this day and acknowledged that he/she is the _________________________ of Branch Banking and Trust Company, a North Carolina banking corporation and successor in interest to ___________________________, and that by authority duly given and as the act of such entity, he/she signed the foregoing instrument in its name on its behalf as its act and deed. Witness my hand and Notarial stamp or seal, this _____ day of _______________________, 20__.

My Commission Expires: _____________

(Affix Seal)
Notary Public

Notary’s Printed or Typed Name

Shavertown, Luzerne County, PA (196 N. Main St.) Property Code: 104937

EXHIBIT C

NORTH CAROLINA	)
	)	OWNER’S AFFIDAVIT
FORSYTH COUNTY	)

On this ________ day of __________________, 20__, before me personally appeared ______________________________, ____________________________ of Branch Banking and Trust Company, a North Carolina banking corporation and successor in interest to _____________________ (the “Company”), owner of the property hereinafter described, to me personally known, who, being duly sworn on his/her oath, does say, for and on behalf of said Company, that the Company is the owner of the property hereinafter described and that at no time within 180 days of the date hereof, no person(s), firms(s), and/or corporation(s) have furnished any services, labor, or materials, or placed materials on the hereinafter described property by reason of any act of Company, which have been used, or to be used, in any construction or repair of any improvements located thereon, and that the Company has not taken any action resulting in any mechanics' or materialmen's liens against said property and, to the best of Company's knowledge, there are no claims outstanding which would entitle the holder thereof to claim a lien against the property.

Further, that there are no financing statements, chattel mortgages, conditional bills of sale or retention of title agreements imposed against the property by the Company affecting any fixture or any cabinets, mantels, awnings, doors or windows or screens therefor or any plumbing, lighting, heating, cooking, refrigeration, ventilating or air conditioning equipment or apparatus used separately or in combination as packaged units or installations in connection with the improvements located on the hereinafter described property, and

That this affidavit is made for the purpose of having _______________________ issue its policy or policies insuring the title to said property without exception to claim(s) of mechanics or materialmen, and/or laborers, and said Company does hereby agree to indemnify and hold _____________________________ harmless of and from any and all loss, cost, damage and expense of every kind, including attorney's fees, which said ____________________________ shall or may suffer or incur or become liable for under its said policy or policies arising, directly or indirectly, out of any improvements, repairs, or other construction by or at the request of Company on the property hereafter described or on account of any such mechanics' or materialmen's lien or liens or claim or claims.

The real estate improvements referred to herein are situated in the County of ___________, Commonwealth of Pennsylvania, and are briefly described as:

SEE EXHIBIT A ATTACHED HERETO AND INCORPORATED

HEREIN BY REFERENCE.

IN TESTIMONY WHEREOF, the said ________________________________, _____________________________________ of Branch Banking and Trust Company, a North Carolina banking corporation, has caused this instrument to be executed on the day and year first above written on behalf of the Company.

BRANCH BANKING AND TRUST COMPANY,

a North Carolina banking corporation and

successor in interest to ____________________

By: ________________________________ (SEAL)

       Eugenia R. Wade, Senior Vice President

Forsyth County, North Carolina

Signed and sworn to before me this day by ______________________, _______________________ of Branch Banking and Trust Company, a North Carolina banking corporation.

Date: ______________________	____________________________________
Official Signature of Notary

Printed Name: ___________________, Notary Public

My Commission Expires: _______________________

(Official Seal)